Exhibit 10.48
PROMISSORY NOTE

$240,000,000	April 1, 2008
This PROMISSORY NOTE (this “Note”) is executed as of April 1, 2008 by FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership, having an address at c/o Gramercy Capital Corp., 420 Lexington Avenue, New York, New York, 10170 (“Borrower”), in favor of PB CAPITAL CORPORATION, a Delaware corporation, having an office at 230 Park Avenue, 19th Floor, New York, New York 10169, as agent for Lenders (in such capacity, “Agent”) as more particularly set forth in the Loan Agreement (as defined below). All capitalized terms used but not otherwise defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.
Borrower hereby unconditionally promises to pay pursuant to the terms of this Note and the Loan Agreement, to the order of Agent, at Agent’s office at 230 Park Avenue, 19th Floor, New York, New York 10169, or at such other place as the holder of this Note may from time to time designate in writing, the sum of TWO HUNDRED FORTY MILLION ($240,000,000) DOLLARS, in lawful money of the United States of America in immediately available funds, or such lesser amount as shall be outstanding, together with accrued and unpaid Interest, Additional Interest and all other sums due under this Note, the Loan Agreement and the other Loan Documents.
1.Principal, Interest and other Payments.
(a)    The unpaid principal amount of this Note shall be payable in accordance with the terms of Article II of the Loan Agreement.
(b)    The unpaid principal amount of this Note shall bear interest (including Additional Interest) from the date hereof until paid in accordance with Article II of the Loan Agreement, and such interest (including Additional Interest) shall be payable in accordance with Article II of the Loan Agreement.
(c)    (i)    Except as otherwise set forth in the Loan Agreement, provided that no Event of Default shall have occurred and be continuing, all payments received by Agent with respect to the Loan shall be applied in the following order of priority:
first, to the payment of all amounts due and then owing pursuant to this Note, the Loan Agreement or the other Loan Documents which do not constitute either principal or Interest;
second, to the payment of Interest due and then owing; and
third, to the unpaid principal balance of the Loan.

(ii)During the continuance of an Event of Default, all payments received by Agent with respect to the Loan, including sums received by Agent in connection with Agent’s exercise of any remedies pursuant to the Loan Documents or otherwise at law or in equity, shall be applied in such order and manner as Agent shall determine in its sole discretion.
2.    Loan Agreement. This Note has been executed and delivered pursuant to that certain Loan Agreement dated as of the date hereof by and among Borrower, Agent and Lenders (the “Loan Agreement”). The holder of this Note shall be entitled to the benefits provided in the Loan Agreement and the other Loan Documents. Reference is hereby made to the Loan Agreement for, among other things, a statement of (a) the prepayment rights and obligations of Borrower, (b) the events upon which the maturity of this Note may be accelerated, and (c) the Collateral and other security for this Note. All of the provisions of the Loan Agreement are hereby incorporated herein by reference. The obligations of Borrower under this Note are secured by inter alia, (i) the Mortgages and (ii) the Liens created by the other Loan Documents.
3.    Waivers. Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest and demand, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment or changes in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity, other than for any demands or notices required to be provided pursuant to any of the Loan Documents.
4.    Limitation of Liability. Recourse for the obligations under this Note shall be limited as set forth in Section 12.13 of the Loan Agreement.
5.    Governing Law; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the substantive and procedural laws of the State of New York. BORROWER HEREBY WAIVES AND AGENT AND LENDERS, BY AGENT’S ACCEPTANCE OF THIS NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By: /s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Executive Vice President